Applied Signal Technology Inc.
Exhibit 31.2

I, James E. Doyle, certify that:

  I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Applied Signal Technology, Inc.; and
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
/s/ James E. Doyle
James E. Doyle Chief Financial Officer	January 21, 2011